                                 CODE OF ETHICS
                          STATE FARM GROWTH FUND, INC.
                          STATE FARM INTERIM FUND, INC.
                         STATE FARM BALANCED FUND, INC.
                      STATE FARM MUNICIPAL BOND FUND, INC.
                     STATE FARM INVESTMENT MANAGEMENT CORP.
                        STATE FARM VARIABLE PRODUCT TRUST


ARTICLE I.  INTRODUCTION

     The general principles and other rules set forth in this Code of Ethics are based upon the fundamental objectives that invested assets should be managed exclusively for the benefit of their owners and that knowledge about any current or prospective transactions in invested assets should be utilized exclusively for the benefit of their owners. The people making investment related decisions or having knowledge about current or prospective transactions should conduct themselves in a way that no actual or apparent conflicts arise between the shareowners' interest and their own personal interest.

     Although we have attempted to draft this Code of Ethics in a manner that is easily understood, there are some technical terms and phrases used which have special meanings. In order to help you understand these terms and phrases,
Article VIII contains several definitions. We have also attempted to draft this Code of Ethics in a manner that is easily administered. However, not all possible situations can be covered by specific provisions. As a result, the people responsible for enforcement must exercise their judgment when interpreting the Code of Ethics and applying it to the particular facts and circumstances. This judgment will be exercised in a manner that is consistent not only with the specific provisions, but also with the underlying intent as described in the fundamental objectives and general principles.


ARTICLE II.  GENERAL PRINCIPLES

     A. The principle governing all activities of the Manager is that the Manager functions exclusively for the benefit of the owners or beneficiaries of the assets it manages.

     B. Assets under management or knowledge as to current or prospective transactions in managed assets shall not be utilized for personal advantage or for the advantage of anyone other than the owners or beneficiaries of those assets.

     C. It is extremely important in performing their duties that persons associated with the Manager and Funds avoid situations involving actual or potential conflicts of interest with the owners or beneficiaries of managed assets.

     D. Situations appearing to involve actual or potential conflicts of interest or impairment of objectivity shall be avoided whenever doing so does not run counter to the interests of the owners or beneficiaries of the managed assets.


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     E.   The following specific rules and reporting procedures are promulgated to assure that Personal Securities Transactions of the Subscribers are conducted in accordance with the principles set forth above. There is no intention to limit arbitrarily or unreasonably anyone's personal investment flexibility. Quite the contrary, our experience has been that investment lessons are learned much more quickly and more thoroughly by personal investment than by giving poor advice to third parties. We also believe strongly investment advisers should "take their own medicine" whenever it can be done within a framework that avoids conflicts of interest with their clients.


ARTICLE III. SCOPE

     Not all prohibitions, monitoring and reporting rules contained in Articles IV, V and VI apply to each person required to subscribe to this Code of Ethics. The scope varies depending upon the responsibilities and positions of the Subscriber. This Code of Ethics specifically identifies the group of Subscribers subject to each prohibition, monitoring and reporting rule contained in Articles IV, V and VI.

     The application of the prohibitions, monitoring and reporting rules contained in Articles IV, V and VI may extend beyond transactions in Securities in which the Subscriber has a direct interest to include transactions in Securities in which the Subscriber has an indirect interest. However, the prohibitions, monitoring and reporting rules contained in Articles IV, V and VI shall not apply to transactions effected for any account over which the Subscriber does not have any direct or indirect influence or control.

     The definitions of Securities, Personal Securities Transactions and Beneficial Ownership should be consulted to determine the scope of the prohibitions, monitoring and reporting rules contained in Articles IV, V and VI.

     With regard to State Farm Variable Product Trust (the "Trust"), each investment sub-adviser's code of ethics (e.g., the code of ethics of Barclays Global Investors, N.A. (the "sub-adviser"), which is attached as Appendix A), is incorporated herein by reference as the Trust's Code of Ethics applicable to persons described below. Those provisions of an investment sub-adviser's code of ethics applicable to persons who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of a security, or whose functions relate to the making of any recommendation with respect to such purchase or sale by registered investment companies sponsored, managed or advised by such investment sub-adviser are hereby incorporated herein by reference as additional provisions of this Code of Ethics applicable to those Subscribers who are partners, directors, or employees of such sub-adviser and who have direct responsibility for investments of any of the Funds of the Trust.

     A violation of an investment sub-adviser's code of ethics by Subscribers who are partners, directors, or employees of such investment sub-adviser shall constitute a violation of this Code of Ethics.


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     In connection with Article VI below, provided that an investment sub-adviser reports any violations of the Code of Ethics that it uncovers from its review of personal securities transaction reports made to it by those Subscribers who are partners, directors, or employees of such sub-adviser and who have direct responsibility for investments of any of the Funds of the Trust, and certifies in writing at the end of each calendar quarter of the Trust to the compliance officer of the Trust that no violation of the Code of Ethics occurred during that quarter other than those violations reported, then reporting of such security transactions by partners, directors, or employees of an investment sub-adviser in compliance with procedures established pursuant to the investment sub-adviser's code of ethics shall constitute the reporting required under this Code of Ethics.


ARTICLE IV. PROHIBITIONS

            PROHIBITIONS APPLICABLE TO ALL SUBSCRIBERS

     A. TRANSACTIONS WITH MANAGER. Subscribers shall not knowingly sell to or purchase from the Manager any Securities or other property except shares issued by the Funds.

     B. TRANSACTIONS WITH FUNDS. Subscribers shall not knowingly sell to or purchase from any Fund any Securities or other property except shares issued by the Funds.

     C. SECURITIES UNDER CONSIDERATION. Subscribers who know, or have reason to know, that a Security is being actively considered for purchase or sale by the Manager or the Funds (other than any Funds managed by an unaffiliated sub-adviser), shall not enter into Personal Securities Transactions involving that Same Security. This prohibition shall not apply to the acquisition of Securities by a Subscriber through a dividend reinvestment plan or through a regular automatic purchase feature of a Direct Purchase Plan, if the Subscriber was a participant in the dividend reinvestment plan or in the Direct Purchase Plan more than 15 days prior to the time at which the Manager began to actively consider purchasing or selling the Security.

     D. CONFIDENTIALITY OF INFORMATION. Subscribers shall not (a) disclose any of the Funds' current or the Manager's contemplated transactions except as may be necessary to fulfill his or her job-related responsibilities or (b) utilize any information concerning the Funds' current or the Manager's contemplated transactions except for the benefit of the owners or beneficiaries of assets managed by the Manager or owned by the Funds and in no event for personal gain.

     E. PREFERENTIAL TREATMENT. Subscribers shall not seek or accept favors, preferential treatment, any special benefit or other consideration (of more than a de minimis value) from broker-dealers or other providers of goods or services to the Funds, the Manager or their affiliates.


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                    PROHIBITION APPLICABLE TO ALL SUBSCRIBERS
             OTHER THAN MUTUAL FUND DISINTERESTED DIRECTORS/TRUSTEES

     F. INSIDER INFORMATION. Subscribers, other than the Mutual Fund Disinterested Directors/Trustees, who obtain material non-public information regarding a company (a) shall not disclose that information to anyone but a designated Investment Professional and (b) shall not engage in any transactions involving securities of that company for portfolios under management or for a personal account until the information is publicly disseminated or becomes obsolete. Whenever information is suspected of being material and non-public, a designated Investment Professional should be advised of the circumstances immediately. The Mutual Fund Disinterested Directors/Trustees shall be subject to the legal obligations generally associated with insider information. (See Appendix I for discussion of Insider Trading.)

          PROHIBITION APPLICABLE TO ALL INVESTMENT PROFESSIONALS, FUND
             OFFICERS AND MUTUAL FUND INTERESTED DIRECTORS/TRUSTEES

     G. PROHIBITION ON SHORT-TERM PERSONAL SECURITIES TRANSACTIONS. No Investment Professional, Fund officer or Mutual Fund Interested Director/Trustee shall profit from the purchase and sale, or the sale and purchase, of the Same Security within 30 calendar days; provided, however, that the Compliance Officer may, upon request, exempt a Personal Securities Transaction from this prohibition, in whole or in part, upon such conditions as the Compliance Officer may impose, if the Compliance Officer concludes that no harm to a Fund would result and that the application of the prohibition would be inequitable or result in undue hardship to the individual who entered into the transaction. Any profit realized on a transaction that the Compliance Officer had not exempted from this prohibition shall be disgorged to the McLean County chapter of the American Red Cross by check from the Subscriber, payable to the McLean County chapter of the American Red Cross and delivered to the Compliance Officer for delivery to such charity.

     H. UNDERWRITTEN PUBLIC OFFERINGS AND INITIAL PUBLIC OFFERINGS. Investment Professionals, the Funds' officers and Mutual Fund Interested Directors/Trustees shall not purchase any Securities in an underwritten public offering or Initial Public Offering. (It is important to avoid any actual or perceived obligation to brokers as a result of being provided hot offering allocations.) Taxable and tax-exempt debt securities that are not convertible into equity Securities and are not being considered for purchase or sale by the Manager or the Funds may be purchased in underwritten offerings for long term investment, but only when (i) the transaction does not conflict with the activity of the Manager or the Funds in those issues, and (ii) the person seeks approval from a designated Investment Professional, as that procedure is described in I below.

     I. LIMITED OFFERINGS. Investment Professionals, the Funds' officers and Mutual Fund Interested Directors/Trustees may not purchase Securities in a Limited Offering without the prior approval of a designated Investment Professional. The designated Investment Professional who approves purchases of Securities in Limited Offerings may not purchase Securities in a Limited Offering without the prior approval of the Funds' executive committee. Any Investment


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Professional who has acquired a Security in a Limited Offering must disclose the interest in the Security to the other Investment Professionals participating in the investment decision process whenever an investment in a Security of the same issuer is being considered for purchase or sale. Any Investment Professional who has acquired a Security in a Limited Offering will be disqualified from participating in any subsequent decisions by the Manager relating to the Security acquired in the Limited Offering.

             PROHIBITIONS APPLICABLE TO ALL INVESTMENT PROFESSIONALS

     J. CERTAIN SHORT TERM AND SPECULATIVE TRADING. As a general rule, Investment Professionals should not engage in highly speculative short term trading practices or purchase securities with borrowed funds. Moreover, Investment Professionals shall avoid the possibility of becoming so indebted as a consequence of a poor investment that there might be temptation to utilize assets under management to retrieve the personal investment or to repay the broker involved. As a result, the following three prohibitions have been included to address these types of situations. However, it is recognized that certain cases may arise in which these types of activities could be used as a part of a legitimate long term investment strategy. Therefore, exceptions to these three rules may be permitted on a case-by-case basis in advance by a designated Investment Professional who himself or herself must obtain advance approval for an exception to these rules from the Compliance Officer.

          1. PLEDGES AND MARGIN PURCHASES. Investment Professionals shall not purchase any type of financial instrument (including securities, options and debt instruments) with borrowed money or in a margin account or trade futures contracts on margin, and shall not use Securities as collateral for a loan.

          2. SHORT SALES. Investment Professionals shall not engage in short sales of any type of financial instrument (including securities, options and debt instruments).

          3. OPTIONS AND FUTURES CONTRACTS. Investment Professionals shall not engage in any transaction in options or futures contracts on (a) any Securities owned in the portfolios managed by the Manager or
               (b) Securities in the business area for which the Investment Professional has responsibility for analysis, decision-making or transactions, whether or not owned in a portfolio under management. Options and futures contracts on Securities that are not owned in the portfolios under management and that are not within the area for which the Investment Professional has responsibility for analysis, decision-making or transactions may be purchased after obtaining prior approval of a designated Investment Professional to assure that the underlying issue is not being considered for purchase or sale.

     K. DISCLOSURE OF PERSONAL HOLDINGS. Investment Professionals who are in a position to influence any decision by the Manager or the Funds to purchase, hold or sell Securities must disclose their Beneficial Ownership interest in such Security being considered for purchase or


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sale by the Manager or the Funds to the other Investment Professionals participating in the investment decision process. Investment Professionals are not required to disclose their Beneficial Ownership interest in Securities held in an account over which the Investment Professional does not have any direct or indirect influence or control.

     L. SERVICE AS A DIRECTOR. Investment Professionals shall not serve as directors of publicly traded companies unless prior authorization is granted by a designated Investment Professional who himself or herself shall not serve as a director of a publicly traded company unless prior authorization is granted by the Funds' executive committee. Authorization to serve as a director of a publicly traded company should be granted only if it is determined that such service as a director would be consistent with the interests of the Funds and the Funds' shareowners. Any Investment Professional who serves as a director of a publicly traded company shall be appropriately isolated from Investment Professionals making any investment decisions relating to the publicly traded company.


ARTICLE V. MONITORING

     All Personal Securities Transactions in a Security by Investment Professionals, the Funds' officers and Mutual Fund Interested Directors/Trustees shall be reviewed by the Compliance Officer to identify those transactions, if any, executed during the period that begins seven calendar days before a Fund (other than a Fund managed by an unaffiliated sub-adviser) trades in the Same Security and ends seven calendar days after a Fund (other than a Fund managed by an unaffiliated sub-adviser), trades in the Same Security.

     The Compliance Officer, in his discretion, may require the person to reverse any Personal Securities Transaction that occurs during the period that begins seven calendar days before a Fund (other than a Fund managed by an unaffiliated sub-adviser) trades in the Same Security and ends seven calendar days after a Fund (other than a Fund managed by an unaffiliated sub-adviser), trades in the Same Security, and disgorge the profits in accordance with the requirements described below.

     Any profits from a transaction that is reversed shall be disgorged to the McLean County chapter of the American Red Cross by check from the Subscriber, payable to the McLean County chapter of the American Red Cross and delivered to the Compliance Officer for delivery to such charity. A Subscriber may appeal any determination by the Compliance Officer with regard to this Section V to the Financial Vice President of State Farm Mutual Automobile Insurance Company, whose decision shall be final.

     Notwithstanding the requirements stated above, no Personal Securities Transaction that occurs during the period that begins seven calendar days before a Fund (other than a Fund managed by an unaffiliated sub-adviser) trades in the Same Security and ends seven calendar days after a fund (other than a Fund managed by an unaffiliated sub-adviser), trades in the Same Security, shall be reversed if the Fund trade in the Security was effected to rebalance a Fund in accordance with such Fund's index investment mandate, was the result of an investment program


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of dollar-cost averaging or was effected by the Manager for reasons other than pursuant to the exercise of the Manager's investment discretion.

     Personal Securities Transactions of Subscribers reportable under Article VI shall be reviewed by the Compliance Officer to identify whether the transaction is consistent with the requirements of this Code of Ethics. If, in his discretion, the Compliance Officer determines that a Personal Securities Transaction of a Subscriber violates this Code of Ethics, the Compliance Officer may require the Subscriber to reverse the transaction and disgorge any profits as set forth above.

     For purposes of this Article V, the acquisition of a Security through a Direct Purchase Plan or reinvestment of dividends or distributions through a pre-established dividend reinvestment plan is not a Personal Securities Transaction, and no profits realized from the acquisition of a Security through a Direct Purchase Plan or dividend reinvestment plan shall be required to be disgorged pursuant to this paragraph.


ARTICLE VI. REPORTING

     Subject to the exclusions set forth in Sections F below, every Subscriber must report to the Compliance Officer the following:

     A. INITIAL HOLDINGS REPORT. No later than 10 days after a person becomes a Subscriber, he or she shall complete an Initial Holdings Report in the form attached hereto as Appendix II if he or she has a Beneficial Ownership interest in Securities. This report shall be made as of the date the person became a Subscriber.

     B. TRANSACTION REPORT. Subscribers shall report Personal Securities Transactions on the form attached hereto as Appendix III. The report shall be filed with the Compliance Officer as soon as practicable after the execution of the transaction, but in no event later than 5 business days after the transaction. A Subscriber need not make a transaction report:

          1. With respect to regular purchases through dividend reinvestment plans.

          2. With respect to purchases of Securities through a Direct Purchase Plan.

     C. REPORT ON NEW SECURITIES ACCOUNTS: Subscribers shall report the establishment of new Securities accounts on the form attached hereto as Appendix
III. The report shall be filed with the Compliance Officer as soon as practicable after the establishment of the account, but in no event later than 5 business days after the establishment of the account.

     D. ANNUAL HOLDINGS REPORT. No later than 30 days after the end of the calendar year, a Subscriber who has a Beneficial Ownership interest in Securities shall complete an Annual Holdings Report in the form attached hereto as Appendix II. This report shall be completed with


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information as of December 31. The first Annual Holdings Report shall be due
January 30, 2001, and shall report holdings as of December 31, 2000.

     E. BROKER CONFIRMATIONS. Investment Professionals, the Funds' Officers and Mutual Fund Interested Directors shall require their broker/dealers to supply the Compliance Officer with duplicate copies of confirmations of all Personal Securities Transactions.

     F. EXCLUSIONS FROM ALL REPORTING UNDER THIS ARTICLE. A Subscriber need not make a report under this Article:

          1. With respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

          2. With respect to securities excluded from the definition of Security under the list of General Exclusions. Accordingly, a Subscriber need not include such securities in a Transaction Report, a Report on New Securities Accounts, an Initial Holdings Report, or an Annual Holdings Report.

          3. Any Mutual Fund Disinterested Director/Trustee who is a Subscriber solely by reason of being a director or trustee of one or more of the Funds is not required to file either an Initial Holdings Report or an Annual Holdings Report, and such person only needs to file a Transaction Report with respect to purchases or sales of a Security if he or she knew, or in the ordinary course of fulfilling his or her official duties as a director or trustee should have known, that during the 15-day period immediately preceding or after a Personal Securities Transaction the Same Security was purchased or sold by the Fund (other than an index Fund) of which the person is a director or trustee or that such purchase or sale was considered during that period by the Fund (other than an index Fund) or the Manager.


ARTICLE VII. ENFORCEMENT

     A. Reports filed pursuant to Article VI of this Code of Ethics will be maintained in strictest confidence and will be reviewed in accordance with
Article V of this Code of Ethics to detect any violation of this Code of Ethics. Additional information may be required to clarify the nature of particular transactions.

     B. Subscribers shall conduct themselves at all times in the best interests of the Funds. Compliance with ALL provisions of the Code of Ethics shall be a condition of employment or continued affiliation with the Funds and the Manager and conduct which is not in accordance with these provisions shall constitute grounds for termination of employment or removal from office.

     C. Violations of this Code of Ethics may also constitute violations of law and may subject the Subscriber, the Funds, or the Manager to civil or criminal penalties.


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     D.   No less frequently than annually, the Compliance Officer will furnish the Board of Directors/Trustees a written report that describes any issues arising under this Code of Ethics since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations. The report shall also certify that the Funds have adopted procedures reasonably necessary to prevent access persons from violating the code.


ARTICLE VIII. DEFINITIONS

     A. BENEFICIAL OWNERSHIP: A Subscriber shall be deemed to have Beneficial Ownership of a Security if the Subscriber, either directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the Security. This type of pecuniary interest can arise when the Subscriber has an opportunity to profit directly or indirectly from a transaction in the Security. Situations where an indirect pecuniary interest in a Security can exist with respect to Securities include, but are not limited to the following:

          1. A Security held by a member of the Subscriber's immediate family who shares the same household.

          2. A general partner's proportionate interest in portfolio Securities held by the partnership.

          3. A shareholder's proportionate interest in portfolio Securities held by the corporation if the shareholder is a controlling shareholder of the corporation. A shareholder will be considered to be a controlling shareholder if the shareholder has the power to exercise a controlling influence over the management or policies of a company. For a more comprehensive definition of control, please refer to Section 2(a)(9) of the Investment Company Act of 1940.

          4. A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function. However, no pecuniary interest will be present where (a) the performance-related fee is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more, and (b) equity securities of the issuer do not account for more than ten percent of the market value of the portfolio.

          5. A Subscriber's interest in Securities held pursuant to certain trust arrangements. The types of trust arrangements where an indirect pecuniary interest could arise include the following:


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               (a)  the ownership of Securities as a trustee where either the trustee or members of his or her immediate family have a vested interest in the income or corpus of the trust;

               (b)  the ownership of a vested beneficial interest in the trust;
                    and

               (c) the ownership of Securities as a settlor of a trust in which the settlor has the power to revoke the trust without obtaining the consent of all the beneficiaries.

          6. A Subscriber's right to dividends that is separated or separable from the underlying Securities.

          7. A Subscriber's right to acquire equity Securities through the exercise or conversion of any derivative Security, whether or not presently exercisable.

     B. DIRECT PURCHASE PLAN: A Personal Securities Transaction in which the Subscriber acquires an interest in a Security directly from the issuer of the Security through a program that allows program participants to accumulate shares by making optional cash payments.

     C. INITIAL PUBLIC OFFERING: An Initial Public Offering means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     D. INVESTMENT PROFESSIONALS: Investment Professionals shall mean the individuals who work in the Investment Department and inside counsel for the Investment Department and the State Farm Mutual Funds.

     E. INVESTMENT SUB-ADVISER: Investment sub-adviser means any person named as an investment sub-manager or investment sub-adviser in the Trust's currently effective registration statement filed with the U.S. Securities and Exchange Commission.

     F. LIMITED OFFERING: A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

     G. MUTUAL FUND DISINTERESTED DIRECTOR/TRUSTEE: Mutual Fund Disinterested Director/Trustee means a duly elected director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

     H. MUTUAL FUND INTERESTED DIRECTOR/TRUSTEE: Mutual Fund Interested Director/Trustee means a duly elected director or trustee of a Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

     I. PERSONAL SECURITIES TRANSACTIONS: Personal Securities Transactions shall include not only transactions involving the purchase or sale of Securities directly owned by the Subscriber, but also the purchase or sale of any Securities in which the Subscriber has a Beneficial Ownership interest. Personal Securities Transactions shall not include transactions effected for any account over which the Subscriber does not have any direct or indirect influence or control.

     J.   SECURITY:

          1. General Definition: Subject to the exceptions noted below, Security shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940. The definition contained in
               Section 2(a)(36) of the Investment Company Act is as follows:

                    Security means any note, stock, treasury stock, bond debenture, evidence of indebtedness certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly know as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          2. General Exclusions: As a general rule, Security shall not include:

               (a)  shares of registered open-end investment companies,
               (b)  direct obligations of the government of the United States,
               (c)  bankers' acceptances,
               (d)  bank certificates of deposit,
               (e)  commercial paper, and
               (f) high quality short-term debt instruments, including repurchase agreements.

     These general exclusions from the definition of Security shall not be applicable for purposes of the rules concerning pledges and margin purchases, short sales, and insider information.

     I. SAME SECURITY: The Security, any class of that Security, or another Security which derives its value by that Security.


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

     J. SUBSCRIBER(S): A Subscriber is any person who executes the Code of Ethics. Subscribers will include at least the following: Investment Professionals, Mutual Fund Department personnel, Mutual Fund accounting personnel, Mutual Fund Officers, Mutual Fund Disinterested Directors/Trustees, Mutual Fund Interested Directors/Trustees, Management Corp. Officers, Management Corp. Directors and inside counsel for the Funds and Investment Department.


                *    *    *    *    *    *    *    *    *


     I acknowledge that I have read and understand the Code of Ethics, and I agree to comply with its terms and provisions.



Dated:
     -------------------------                  --------------------------------
                                                Subscriber's Signature

                                                --------------------------------
                                                Subscriber's Name (please print)











                                       12
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                                   APPENDIX II

             Initial Holdings Report   -------

             Annual Holdings Report    -------

                            (check one)

Please report any Security in which you have a direct or indirect Beneficial Ownership interest. For the definition of Beneficial Ownership and Security, please see Article VIII of the Code of Ethics. If the Security holdings in which you have a Beneficial Ownership interest are limited to variable products, U.S. government securities, and/or shares of open-end mutual funds, you do not have to complete this report.


                                                                         Name of Broker Dealer
                                         Number of Shares or             or Bank with Whom the
       Title of Security            Principal Amount of Security         Account is  Maintained
       -----------------            ----------------------------         -----------------------

       ---------------------       --------------------------------      ----------------------------------

       ---------------------       --------------------------------      ----------------------------------

       ---------------------       --------------------------------      ----------------------------------

       ---------------------       --------------------------------      ----------------------------------

       ---------------------       --------------------------------      ----------------------------------

       ---------------------       --------------------------------      ----------------------------------

       ---------------------       --------------------------------      ----------------------------------

       ---------------------       --------------------------------      ----------------------------------

       ---------------------       --------------------------------      ----------------------------------

       ---------------------       --------------------------------      ----------------------------------


       If this is an Initial Holdings Report, you must report each Security in which you have a direct or indirect Beneficial Ownership interest as of the date you became a Subscriber to the Code of Ethics. The Initial Holdings Report must be filed with the Compliance Officer by the 10th day following the day you became a Subscriber. If this is an Annual Holdings Report, you must report each Security in which you have a direct or indirect Beneficial Ownership interest as of December 31, and you must file this report with the Compliance Officer by the following January 30.


--------------------------------          -----------------------------

Subscriber's Signature                   Date

                                  APPENDIX III

                    REPORT OF PERSONAL SECURITY TRANSACTIONS
             AND REPORT OF ESTABLISHMENT OF NEW SECURITIES ACCOUNTS
                         BY CODE OF ETHICS SUBSCRIBERS

1.   TRANSACTIONS IN SECURITIES DURING THE CALENDAR QUARTER


         Buy,                                                     Amount           Broker,
         Sell or           Number of Shares and                   (# of Shares     Dealer or
Date     Other             Description of Security*   Price       x Price)         Bank

----     -------           -----------------------    -----       ------------     ---------
----     -------           -----------------------    -----       ------------     ---------
----     -------           -----------------------    -----       ------------     ---------
----     -------           -----------------------    -----       ------------     ---------
----     -------           -----------------------    -----       ------------     ---------
----     -------           -----------------------    -----       ------------     ---------
----     -------           -----------------------    -----       ------------     ---------
----     -------           -----------------------    -----       ------------     ---------


* If a note, bond, or other fixed or variable rate Security, report the interest rate and maturity date along with a description of the Security.

2.   ESTABLISHMENT OF SECURITIES ACCOUNT DURING THE CALENDAR QUARTER

     a.   Name of broker, dealer, or bank with whom the account was established:

          ---------------------------------------------------------

     b.   Date the account was established:
                                           -----------------------------------

                *    *    *    *    *    *    *    *    *

Signature:                              Date of this report:
          ------------------------                         ---------------------

All Subscribers must file this report as soon as practicable after the execution of the transaction, or establishment of the account, but in no event later than 5 business days after such event.


----------------------------------                  ---------------------------
Subscriber's Signature                              Date